UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On November 3, 2015, Guaranty Federal Bancshares, Inc. (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware effecting the elimination of the Certificate of Designation of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”). As reported in the Company’s Current Report Form 8-K filed June 14, 2012, the Company repurchased from the U.S. Treasury 5,000 shares of the Series A Preferred Stock, which were originally issued to the U.S. Treasury under the TARP Capital Purchase Program. On May 7, 2014, the Company redeemed the remaining 12,000 shares of Series A Preferred Stock, which were sold to other investors in April 2013 through a public auction. No shares of the Series A Preferred Stock remain outstanding after the redemption.

Following the filing of the Certificate of Elimination, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein, all previously-authorized shares of the Series A Preferred Stock resumed the status of undesignated shares of the Company’s preferred stock, par value $.01 per share.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Guaranty Federal Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

	By:	/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: November 5, 2015